UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2026

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2026, Senseonics Holdings, Inc. (the “Company”) issued a press release announcing, among other things, business updates, including certain preliminary, unaudited financial information for the year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in this Item 2.02 and contained in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On January 12, 2026, the Company also reported the following preliminary unaudited financial information:

•	The Company generated preliminary unaudited revenue of approximately $14.2 million for the fourth quarter of 2025 and preliminary unaudited revenue of approximately $35.2 million for the year ended December 31, 2025.
•	The Company’s unaudited balance of cash, cash equivalents and restricted cash as of December 31, 2025, is expected to be approximately $94.3 million.

The Company also reported the following operational information:

•	The Company’s patient base increased 103% in the fourth quarter of 2025, compared to the fourth quarter of 2024.

Forward Looking Statements

Any statements in this report about future expectations, plans and prospects for the Company, including the anticipated level of fourth quarter 2025 and full year 2025 revenue and cash, cash equivalents and restricted cash as of December 31, 2025 constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the financial close process in connection with the finalization of the Company’s 2025 financial statements, as well as the audit of such financial statements by the Company’s independent registered public accounting firm and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent reports filed with the Securities and Exchange Commission under the heading "Risk Factors." The forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Preliminary Unaudited Financial Information

The preliminary financial information presented in this report are estimates based on information available to management as of the date of this report, have not been reviewed or audited by the Company’s independent registered public accounting firm and are subject to change. There can be no assurance that the Company’s actual audited financial results as of and for the full year ended December 31, 2025 will not differ from the preliminary financial information presented in this report. The preliminary financial information presented in this report should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and audited by the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 12, 2026.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer